Exhibit 99.1

AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of Schedule 13G (including additional amendments thereto) with respect to the Class A Common Stock, par value $0.0001 per share, of Fervo Energy Company.  This Joint Filing Agreement shall be filed as an exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

Dated: October 27, 2026

John Douglas Arnold

Signature: /s/ John Douglas Arnold
Name/Title: John Douglas Arnold/Self

Centaurus Capital LP

Signature: /s/ John Douglas Arnold
Name/Title: John Douglas Arnold/Sole Member of General Partner

Centaurus Holdings, LLC

Signature: /s/ John Douglas Arnold
Name/Title: John Douglas Arnold/Sole Member